UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information provided in this Item 7.01 is being furnished by Moog Inc. (the “Company”) to provide information (set forth in Exhibit 99.1 hereto) regarding the Company’s summary financial data for the three-year period ended September 27, 2014 and select historical summary financial data for the three-year period ended October 1, 2011. Also included is the number of shares of Company stock purchased under the Company’s previously announced stock purchase program as of November 10, 2014 along with the aggregate purchase price for those shares, pro forma financial information as of September 27, 2014 reflecting the application of the net proceeds of the Company’s previously announced proposed offering of senior notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Act”) (the “Offering”) and a breakdown of the Company’s revenues by geography for the years 2004, 2009 and 2014. This information is contained in a preliminary confidential offering memorandum of the Company dated November 17, 2014 prepared in connection with the Company’s previously announced Offering.

The information contained in this Item 7.01 is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Act, or the Exchange Act, except as expressly set forth by specific reference in such filing:

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: November 17, 2014	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial Information